                                                                   Exhibit 10.16


                                                                  Execution Copy













                      STOCK AND WARRANT PURCHASE AGREEMENT


                                      among


                            PREDICTIVE SYSTEMS, INC.,


                       GENERAL ATLANTIC PARTNERS 54, L.P.,


                       GAP COINVESTMENT PARTNERS II, L.P.

                                       and

                       the OTHER PURCHASERS named herein.


                         ------------------------------

                              Dated: March 5, 1999
                         ------------------------------

                                TABLE OF CONTENTS


                                                                                                      PAGE
    ARTICLE 1     DEFINITIONS                                                                            1
         1.1      Definitions............................................................................1
         1.2      Accounting Terms; Financial Statements.................................................8
    ARTICLE 2     PURCHASE AND SALE OF PREFERRED
                  STOCK AND WARRANTS.....................................................................9
         2.1      Purchase and Sale of Preferred Stock...................................................9
         2.2      Purchase and Sale of Warrants..........................................................9
         2.3      Certificate of Incorporation...........................................................9
         2.4      Use of Proceeds........................................................................9
         2.5      Closing................................................................................9
         2.6      Fully Diluted Ownership...............................................................10
    ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................10
         3.1      Corporate Existence and Power.........................................................10
         3.2      Authorization; No Contravention.......................................................10
         3.3      Governmental Authorization; Third Party Consents......................................11
         3.4      Binding Effect........................................................................11
         3.5      Litigation............................................................................11
         3.6      Compliance with Laws..................................................................11
         3.7      Capitalization........................................................................12
         3.8      No Default or Breach; Contractual Obligations.........................................13
         3.9      Title to Properties...................................................................13
         3.10     FIRPTA................................................................................13
         3.11     Financial Statements..................................................................14
         3.12     Taxes.................................................................................14
         3.13     No Material Adverse Change; Ordinary Course of Business...............................15
         3.14     Investment Company....................................................................15
         3.15     Private Offering......................................................................15
         3.16     Labor Relations.......................................................................15
         3.17     Employee Benefit Plans................................................................15
         3.18     Title to Assets.......................................................................16
         3.19     Liabilities...........................................................................16
         3.20     Intellectual Property.................................................................16
         3.21     Year 2000 Compliance..................................................................18
         3.22     Network Redundancy and Computer Back-Up...............................................18
         3.23     Privacy of Customer Information.......................................................19
         3.24     Potential Conflicts of Interest.......................................................19
         3.25     Trade Relations.......................................................................19
         3.26     Outstanding Borrowing.................................................................20

         3.27     Insurance.............................................................................20
         3.28     Environmental Matters.................................................................20
         3.29     Broker's, Finder's or Similar Fees....................................................20
         3.30     Disclosure............................................................................20
         3.31     Tribeca...............................................................................20
    ARTICLE 4     REPRESENTATIONS AND WARRANTIES
                  OF THE PURCHASERS.....................................................................21
         4.1      Existence and Power...................................................................21
         4.2      Authorization; No Contravention.......................................................21
         4.3      Governmental Authorization; Third Party Consents......................................21
         4.4      Binding Effect........................................................................21
         4.5      Purchase for Own Account..............................................................22
         4.6      Restricted Securities.................................................................23
         4.7      Broker's, Finder's or Similar Fees....................................................23
    ARTICLE 5     CONDITIONS TO THE OBLIGATION OF
                  THE PURCHASERS TO CLOSE...............................................................23
         5.1      Representations and Warranties........................................................23
         5.2      Compliance with this Agreement........................................................23
         5.3      Officer's Certificate.................................................................23
         5.4      Secretary's Certificate...............................................................24
         5.5      Filing of Certificate of Incorporation................................................24
         5.6      Documents.............................................................................24
         5.7      Stockholders Agreement................................................................24
         5.8      Registration Rights Agreement.........................................................24
         5.9      Warrants..............................................................................24
         5.10     Opinion of Counsel....................................................................24
         5.11     Purchased Shares......................................................................25
         5.12     Consents and Approvals................................................................25
         5.13     No Material Judgment or Order.........................................................25
         5.14     No Litigation.........................................................................25
         5.15     Budgets...............................................................................25
         5.16     Indebtedness..........................................................................25
         5.17     Related Transactions..................................................................26
    ARTICLE 6     CONDITIONS TO THE OBLIGATION
                  OF THE COMPANY TO CLOSE...............................................................26
         6.1      Representations and Warranties........................................................26
         6.2      Compliance with this Agreement........................................................26
         6.3      Stockholders Agreement................................................................26
         6.4      Registration Rights Agreement.........................................................26
         6.5      No Material Judgment or Order.........................................................26
         6.6      Payment of Purchase Price.............................................................27
    ARTICLE 7     INDEMNIFICATION.......................................................................27
         7.1      Indemnification by the Company........................................................27
         7.2      Notification..........................................................................28
    ARTICLE 8     AFFIRMATIVE COVENANTS.................................................................29

         8.1      Preservation of Existence.............................................................29
         8.2      Financial Statements and Other Information............................................30
         8.3      Annual Budget.........................................................................30
         8.4      Reservation of Common Stock...........................................................31
         8.5      Insurance.............................................................................31
         8.6      Books and Records.....................................................................31
         8.7      Back-ups of Computer Software.........................................................31
         8.8      Inspection............................................................................31
         8.9      Cancellation of Notes.................................................................32
         8.10     Share Repurchase......................................................................32
         8.11     Stockholders Agreement................................................................32
         8.12     Registration Rights Agreement.........................................................32
         8.13     Tribeca...............................................................................32
    ARTICLE 9     TERMINATION OF AGREEMENT..............................................................32
         9.1      Termination...........................................................................32
         9.2      Survival..............................................................................33
    ARTICLE 10    MISCELLANEOUS.........................................................................33
         10.1     Survival of Representations and Warranties............................................33
         10.2     Notices...............................................................................34
         10.3     Successors and Assigns; Third Party Beneficiaries.....................................35
         10.4     Amendment and Waiver..................................................................35
         10.5     Counterparts..........................................................................35
         10.6     Headings..............................................................................36
         10.7     GOVERNING LAW.........................................................................36
         10.8     Severability..........................................................................36
         10.9     Entire Agreement......................................................................36
         10.10    Fees..................................................................................36
         10.11    Publicity.............................................................................36
         10.12    Further Assurances....................................................................37

EXHIBITS

A-1      Certificate of Incorporation
A-2      By-laws
B        Form of Stockholders Agreement
C        Form of Registration Rights Agreement
D        Form of Opinion of Brobeck, Phleger & Harrison LLP
E        Form of Warrant
F        Disclosure Schedule


SCHEDULES

I.                Other Purchasers
II.               Group A Stockholders
2.1               Purchased Shares and Purchase Price
2.4               Share Repurchase
3.3               Governmental Authorizations; Third Party Consents
3.5               Litigation
3.7(a)            List of Stockholders and Capital Stock and Stock Equivalents
3.8               Defaults or Breaches of Contractual Obligations; Contractual Obligations
3.12              Taxes
3.13              No Material Adverse Change; Ordinary Course of Business
3.17              Employee Benefit Plans
3.18              Title to Assets of the Company
3.19              Liabilities
3.20(a)(ii)       Intellectual Property Owned by the Company or the Subsidiary
                  and Applications therefor
3.20(a)(iii)      Intellectual Property Licenses under which the Company or the Subsidiary is a Licensor or Licensee
3.20(a)(iv)       Infringements of the Company or the Subsidiary
3.20(a)(v)        Intellectual Property Litigation
3.20(b)           Infringement or Violations of Intellectual Property Rights
3.20(d)           License Agreements which require a Material Royalty Payment
3.24              Potential Conflicts of Interest
3.22              Network Redundancy and Computer Back-up
3.26              Outstanding Borrowing
3.27              Insurance
3.31              Tribeca

                      STOCK AND WARRANT PURCHASE AGREEMENT

                  STOCK AND WARRANT PURCHASE AGREEMENT, dated March 5, 1999 (the "Agreement"), among Predictive Systems, Inc., a Delaware corporation (the "Company"), General Atlantic Partners 54, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment" and, together with GAP LP, the "GAP Purchasers"), and the Persons listed on SCHEDULE I to this Agreement (together, the "Other Purchasers" and, together with the GAP Purchasers, the "Purchasers").

                  WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to (a) GAP LP (i) at a purchase price per share of $2.850787, for an aggregate purchase price of $15,252,971.15, an aggregate of 5,350,441 shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock") and (ii) for an aggregate purchase price of $827.83, a warrant (the "GAP LP Warrant") to purchase, subject to the terms and conditions thereof, certain shares of common stock, par value $.001 per share, of the Company ("Common Stock") upon the closing of the Company's Initial Public Offering (as hereinafter defined), containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit E, (b) GAP Coinvestment (i) at a purchase price per share of $2.850787, for an aggregate purchase price of $3,172,252.15, an aggregate of 1,112,765 shares of Preferred Stock and (ii) for an aggregate purchase price of $172.17, a warrant (the "GAPCO Warrant" and, together with the GAP LP Warrant, the "Warrants") to purchase, subject to the terms and conditions thereof, certain shares of Common Stock upon the closing of the Company's Initial Public Offering, containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit E and (c) the Other Purchasers (i) at a purchase price per share of $2.850787, for an aggregate purchase price of $140,002.14, an aggregate of 49,110 shares of Preferred Stock; and

                  WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share of Common Stock.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP LP: (a) GAP LLC, the members of GAP LLC and the limited partners of GAP LP; (b) any Affiliate of the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members, former members, consultants or key employees of GAP LLC. In addition, GAP LP and GAP Coinvestment shall be deemed to be Affiliates of one another.

                  "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "ASSETS" has the meaning set forth in Section 3.18 of this Agreement.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "BY-LAWS" means the by-laws of the Company in effect on the Closing Date substantially in the form attached hereto as EXHIBIT A-2, as the same may be amended from time to time.

                  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean, as of the date of determination, the obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

                  "CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as EXHIBIT A-1, as the same may be amended from time to time.

                  "CLAIMS" has the meaning set forth in Section 3.5 of this Agreement.

                  "CLOSING" has the meaning set forth in Section 2.5 of this Agreement.

                  "CLOSING DATE" has the meaning set forth in Section 2.5 of this Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "COMMON STOCK" has the meaning set forth in the recitals to this Agreement.

                  "COMPANY" has the meaning set forth in the recitals to this Agreement.

                  "CONDITION OF THE COMPANY" means the assets, business, properties, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

                  "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "CONTRACTUAL OBLIGATIONS" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "COPYRIGHTS" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

                  "DEFINED BENEFIT PLAN" means a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or nonqualified (whether or not subject to ERISA or the Code).

                  "DISCLOSURE SCHEDULE" has the meaning set forth in Article 3 of this Agreement.

                  "ENVIRONMENTAL LAWS" means federal, state, local and foreign laws, principles of common law, civil law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any Person that is treated as a single employer with the Company or any of its Subsidiaries under Section 414(b), (c),
(m) or (o) of the Code.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "FINANCIAL STATEMENTS" has the meaning set forth in Section
3.11 of this Agreement.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

                  "GAP COINVESTMENT" has the meaning set forth in the recitals to this Agreement.

                  "GAPCO WARRANT" has the meaning set forth in the recitals to this Agreement.

                  "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP, and any successor to such entity.

                  "GAP LP" has the meaning set forth in the recitals to this Agreement.

                  "GAP LP WARRANT" has the meaning set forth in the recitals to this Agreement.

                  "GAP PURCHASED SHARES" has the meaning set forth in Section
2.1 of this Agreement.

                  "GAP PURCHASERS" has the meaning set forth in the preamble to this Agreement.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GRANTED OPTIONS" has the meaning set forth in Section 3.7 of this Agreement.

                  "GROUP A STOCKHOLDERS" has the meaning set forth in Section
8.11 of this

Agreement.

                  "INDEBTEDNESS" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 7.1 of this Agreement.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 7.1 of this Agreement.

                  "INITIAL PUBLIC OFFERING" means the initial public offering of the shares of Common Stock of the Company (or any successor in interest thereto) pursuant to an effective registration statement filed under the Securities Act.

                  "INTELLECTUAL PROPERTY" has the meaning set forth in Section
3.20 of this Agreement.

                  "INTERNET ASSETS" means any internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

                  "LIABILITIES" has the meaning set forth in Section 3.19 of this Agreement.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "MATERIAL CONTRACTUAL OBLIGATION" has the meaning set forth in
Section 3.8 of this Agreement.

                  "NOTES" has the meaning set forth in Section 8.9 of this Agreement.

                  "NOTE HOLDERS" has the meaning set forth in Section 8.9 of this Agreement.

                  "ORDERS" has the meaning set forth in Section 3.2 of this Agreement.

                  "OTHER PURCHASED SHARES" has the meaning set forth in Section
2.1 of this Agreement.

                  "OTHER PURCHASERS" has the meaning set forth in the preamble to this Agreement.

                  "PATENTS" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

                  "PERMITS" has the meaning set forth in Section 3.6(b)(i) of this Agreement.

                  "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PLANS" has the meaning set forth in Section 3.17 of this Agreement.

                  "PREDICTIVE HOLDINGS" has the meaning set forth in Section
5.17 of this Agreement.

                  "PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "PURCHASED SHARES" has the meaning set forth in Section 2.1 of this Agreement.

                  "PURCHASERS" has the meaning set forth in the recitals to this Agreement.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights

Agreement substantially in the form attached hereto as EXHIBIT C.

                  "REGULATIONS" means the Treasury Regulations promulgated under the Code.

                  "REQUIREMENTS OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "SHARE REPURCHASE" has the meaning set forth in Section 2.4 of this Agreement.

                  "SOFTWARE" means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

                  "STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible into or exchangeable for shares of common stock or other capital stock or securities of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock or securities.

                  "STOCKHOLDERS" means Ronald Pettengill, Robert Belau, the Other Purchasers, Eric Meyer, Donald Duffy, Barry Belau, Hope Meyer, MD Strategic, L.P., and Meyer, Duffy & Associates, L.P.

                  "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement substantially in the form attached hereto as EXHIBIT B.

                  "SUBSIDIARY" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "TAXES" has the meaning set forth in Section 3.12 of this Agreement.

                  "TRADE SECRETS" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

                  "TRADEMARKS" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

                  "TRANSACTION DOCUMENTS" means collectively, this Agreement, the Certificate of Incorporation, the Warrants, the Stockholders Agreement and the Registration Rights Agreement.

                  "TRIBECA" has the meaning set forth in Section 3.31 of this Agreement.

                  "WARRANT SHARES" has the meaning set forth in Section 2.2 of this Agreement.

                  "WARRANTS" has the meaning set forth in the recitals to this Agreement.

                  1.2 ACCOUNTING TERMS; FINANCIAL STATEMENTS. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.


                                    ARTICLE 2

                              PURCHASE AND SALE OF
                          PREFERRED STOCK AND WARRANTS

                  2.1 PURCHASE AND SALE OF PREFERRED STOCK. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, on the Closing Date, the aggregate number of shares of Preferred Stock set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on SCHEDULE
2.1 hereto (all of the shares of Preferred Stock being purchased by the GAP Purchasers listed on SCHEDULE 2.1 being referred to herein as the "GAP Purchased Shares," all of the shares of Preferred Stock being purchased by the Other Purchasers listed on SCHEDULE 2.1 being referred to herein as "Other Purchased Shares," and the GAP Purchased Shares and the Other Purchased Shares together being referred to herein as the "Purchased Shares").

                  2.2 PURCHASE AND SALE OF WARRANTS. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the GAP Purchasers, and each of the GAP Purchasers agrees that it will purchase from the Company, on the Closing Date, its Warrant to purchase the aggregate number of shares of Common Stock set forth in such GAP Purchaser's Warrant, for the aggregate purchase price set forth opposite such GAP Purchaser's name on
SCHEDULE 2.1 hereto (all of the shares of Common Stock issuable upon exercise of the Warrants being purchased pursuant hereto being referred to herein as the "Warrant Shares").

                  2.3 CERTIFICATE OF INCORPORATION. The Purchased Shares shall have the preferences and rights set forth in the Certificate of Incorporation.

                  2.4 USE OF PROCEEDS. From the proceeds of the sale of the Purchased Shares and the Warrants to the Purchasers, the Company shall use (a) $8,425,228 to purchase 2,864,100 shares of Common Stock from certain stockholders of the Company as set forth on SCHEDULE 2.4 hereto (the "Share Repurchase"), and (b) $10,140,997.44 to fund working capital needs of the Company, payment of fees and expenses incurred in connection with the consummation of the transactions contemplated hereunder, and repayment of any currently existing indebtedness of the Company in an amount not to exceed $3,500,000.

                  2.5 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article 5 hereof, the closing of the sale and purchase of the Purchased Shares and the Warrants (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the first Business Day after the conditions set forth in Article 5 are satisfied or waived, or at such other time, place and date that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to each Purchaser a stock certificate representing the Purchased Shares being purchased by such Purchaser and to each GAP Purchaser its Warrant, each against delivery by such Purchaser to the Company of the aggregate purchase price therefor (a) by wire transfer of immediately available funds in the case of the GAP Purchases and (b) by check in the case of the Other Purchasers.

                  2.6 FULLY DILUTED OWNERSHIP. On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the GAP Purchased Shares will represent 26.26% of the shares of Common Stock outstanding on a fully diluted basis (assuming the conversion or exercise, as applicable, of all outstanding Stock Equivalents and the issuance and exercise of all Stock Equivalents reserved for grant under the Company's stock option plans and other employee benefit arrangements).


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as otherwise set forth on the schedule of exceptions attached hereto as Exhibit F (the "Disclosure Schedule"), the Company represents and warrants to the

Purchasers as follows:

                  3.1 CORPORATE EXISTENCE AND POWER. Each of the Company and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where failure to be so qualified would not have a material adverse effect on the Condition of the Company; and
(d) has the corporate or other power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that the Company or any of its Subsidiaries is required to qualify as a foreign corporation or other entity therein, and neither the Company nor any of its Subsidiaries files any franchise, income or other tax returns in any jurisdiction, other than the jurisdiction of its incorporation and those jurisdictions referred to in clause
(c) above, based upon the ownership or use of property therein or the derivation of income therefrom. Neither the Company nor any of its Subsidiaries owns or leases property in any jurisdiction other than its jurisdiction of incorporation or other formation and the jurisdictions referred to in clause (c) above.

                  3.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or any certificate of incorporation or by-laws or other organizational documents of any of its Subsidiaries, each as amended to date; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any of its Subsidiaries, or any Requirement of Law applicable to the Company or any of its Subsidiaries; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or any of its Subsidiaries.

                  3.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. Except as set forth in SCHEDULE 3.3 of the Disclosure Schedule, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares, the Warrants and the Warrant Shares) by the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

                  3.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity), (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities law.

                  3.5 LITIGATION. Except as set forth in SCHEDULE 3.5 of the Disclosure Schedule, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Company's knowledge, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries. The Company has not received notice either orally or in writing that any Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

                  3.6      COMPLIANCE WITH LAWS.

                           (a) The Company and each of its Subsidiaries are in
compliance with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company or any of its Subsidiaries in all respects except where the failure to be in compliance would not have a material adverse effect on the Condition of the Company.

                           (b) (i) The Company and each of its Subsidiaries have
all licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company or such Subsidiary, except where the failure to have such Permits would not have a material adverse effect on the Condition of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

                           (c) No material expenditure is presently required by
the Company or any of its Subsidiaries to comply with any existing Requirement of Law or Order.

                  3.7      CAPITALIZATION.

                           (a) On the Closing Date, after giving effect to the
transactions contemplated by this Agreement, including, without limitation, the Share Repurchase, the authorized capital stock of the Company shall consist of
(i) 50,000,000 shares of

Common Stock, of which 9,536,100 shares are issued and outstanding, and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, of which 6,512,316 shares are Preferred Stock, all of which is outstanding and issued to the Purchasers. SCHEDULE 3.7(a) of the Disclosure Schedule sets forth, as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, including, without limitation, the Share Repurchase, a true and complete list of (x) the stockholders of the Company and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder and (y) the holders of Stock Equivalents (other than the stockholders set forth in clause (x) above) and, opposite the name of each such holder, the amount of all Stock Equivalents owned by such holder, together with the vesting schedule. As of the date of this Agreement, options to purchase a total of 8,564,598 shares of Common Stock have been granted (the "Granted Options"), and options to purchase a total of 1,722,910 shares of Common Stock are reserved for grant but unissued, under the Company's existing stock option plans. 4,375,200 of the Granted Options are fully vested. The Company has reserved an aggregate of 6,512,316 shares of Common Stock for issuance upon conversion of the Purchased Shares. Except as set forth on
SCHEDULE 3.7(a) of the Disclosure Schedule and except for the Warrants, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) other securities of the Company. The Purchased Shares and the Warrants are duly authorized, and when issued and sold to the Purchasers after payment therefor and assuming the truth and accuracy of the Purchasers' representations and warranties contained herein, will be validly issued, fully paid and non-assessable, and will be issued in compliance with all applicable federal and state securities laws. The Warrant Shares issuable upon exercise of the Warrants, when issued in compliance with the provisions of the Warrants, and when duly authorized, validly issued, fully paid and non-assessable, and, assuming the truth and accuracy of the Purchasers' representations and warranties contained herein, will be issued in compliance with all applicable federal and state securities laws. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws.

                           (b) Neither the Company nor any of its Subsidiaries
directly or indirectly owns or has made any investment in any of the capital stock of, or any other proprietary interest in, any Person other than Predictive Limited, a company registered in England and Wales under number 3689306. The Company owns all of the issued and outstanding capital stock of each of its Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and all of such shares of capital stock were issued in compliance with all applicable federal and state securities laws. There are no options, warrants, conversion privileges, subscription or purchase right or other rights to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of the capital stock or other securities of, or any proprietary interest in, the Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for such capital stock or proprietary interest.

                  3.8 NO DEFAULT OR BREACH; CONTRACTUAL OBLIGATIONS. SCHEDULE
3.8 of the Disclosure Schedule lists all of the Contractual Obligations to which the Company or the Subsidiary is a party, whether written or oral, (i) which generated an amount in excess of $500,000 of revenue for the Company in calendar year 1998, (ii) which are otherwise material to the Condition of the Company, or
(iii) which are with the Company's twenty-five (25) largest customers (calculated based upon 1998 gross annual sales revenue) (collectively, the "Material Contractual Obligations"). All of such Material Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company or the Subsidiary and the other parties thereto, and the Company or the Subsidiary, as the case may be, has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder in all material respects. No other party to any such Material Contractual Obligation is in default thereunder, nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder. Except as set forth on SCHEDULE 3.8 of the Disclosure Schedule, neither the Company nor the Subsidiary has received notice of, or is in default under, or with respect to, any Material Contractual Obligation, or any other Contractual Obligation the default of which other Contractual Obligation would be reasonably likely to have a material adverse effect on the Condition of the Company.

                  3.9 TITLE TO PROPERTIES. Each of the Company and the Subsidiary holds interests as lessee under leases in full force and effect in all real property used in connection with its business or otherwise, but neither the Company nor any Subsidiary owns or has any title to any real property.

                  3.10 FIRPTA. The Company is not a "foreign person" within the meaning of Section 1445 of the Code.

                  3.11 FINANCIAL STATEMENTS. The Company has delivered to the Purchasers the audited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statements of operations, cash flow and stockholders' equity, together with the notes thereto) for the fiscal year ended December 31, 1998 (the "Audited Financial Statements") and the unaudited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statements of operations) for the fiscal years ended December 31, 1996 and 1997 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other; except that the Unaudited Financial Statements do not contain footnotes or normal year-end adjustments. The Financial Statements fairly present, in all material respects, the financial condition, operating results and cash flows of the Company and its Subsidiaries as of the respective dates and for the respective periods indicated in accordance with GAAP, except that the Unaudited Financial Statements do not contain footnotes or normal year-end adjustments. With respect to the

Audited Financial Statements, the Company has delivered to Purchasers a schedule of adjustments made by the independent accounting firm that conducted the audit for the fiscal year ended December 31, 1998, and none of such adjustments have been waived.

                  3.12 TAXES. Except as set forth on SCHEDULE 3.12 of the Disclosure Schedule, (a) each of the Company and its Subsidiaries has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with GAAP; (b) each of the Company and each of its Subsidiaries has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete; (c) with respect to all Tax returns of the Company and its Subsidiaries, (i) there is no unassessed Tax deficiency proposed or, to the knowledge of the Company, threatened against the Company or the Subsidiary and
(ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company and its Subsidiaries with respect to the Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and its Subsidiaries attributable to periods prior to or ending on the Closing Date have been adequately provided for on the Financial Statements; and (e) there are no Liens for Taxes on the assets of the Company or any of its Subsidiaries except for Liens for current Taxes not yet due.

                  3.13 NO MATERIAL ADVERSE CHANGE; ORDINARY COURSE OF BUSINESS. Except as otherwise set forth on SCHEDULE 3.13 of the Disclosure Schedule, since December 31, 1998, (a) there has not been any material adverse change, nor to the knowledge of the Company is any such change expected, in the Condition of the Company, (b) neither the Company nor any of its Subsidiaries has participated in any transaction material to the Condition of the Company or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company and
(c) neither the Company nor any of its Subsidiaries has increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business.

                  3.14 INVESTMENT COMPANY. Neither the Company nor the Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  3.15 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares or the Warrants.

                  3.16 LABOR RELATIONS. (a) Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract; (d) there is no union representation question existing with respect to the employees of the Company or the Subsidiary; and (e) to the knowledge of the Company, no union organizing activities are taking place.

                  3.17 EMPLOYEE BENEFIT PLANS. Neither the Company, any of its Subsidiaries, nor any of their ERISA Affiliates has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan or arrangement, including any plan subject to ERISA, other than to make contributions under or pay benefits pursuant to the plans listed on SCHEDULE
3.17 of the Disclosure Schedule (collectively, the "Plans"). All of the Plans are in compliance with all applicable Requirements of Law except where the failure to be in compliance would not have a material adverse effect on the Condition of the Company. No Plan (a) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (b) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code). The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Purchased Shares, the Warrants and the Warrant Shares and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                  3.18 TITLE TO ASSETS. Except as set forth on SCHEDULE 3.18 of the Disclosure Schedule, each of the Company and each of its Subsidiaries owns and has good, valid, and marketable title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except for Liens specifically described in the notes to the Financial Statements.

                  3.19 LIABILITIES. Neither the Company nor any of its Subsidiaries has any direct or indirect obligation or liability (the "Liabilities") other than (a) Liabilities fully and adequately reflected or reserved against on the Financial Statements, (b) Liabilities incurred since December 31, 1998 in the ordinary course of business and (c) Liabilities which are not required to be disclosed by GAAP in the Financial Statements. Except as otherwise set forth on SCHEDULE 3.19 of the Disclosure Schedule, the Company has no knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company or the Subsidiary except in the ordinary course of business.

                  3.20 INTELLECTUAL PROPERTY.

                           (a) (i) Each of the Company and its Subsidiaries is
the exclusive owner of, or has a sufficient license or right to use, all of the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are necessary to conduct its business as presently conducted or contemplated, free and clear of all Liens. Neither the Company nor any of its Subsidiaries sells or licenses any of its Intellectual Property.

                           (ii) SCHEDULE 3.20(a)(ii) of the Disclosure Schedule
sets forth all of the Intellectual Property owned by, and filings and applications for any of the above filed by, the Company or any of its Subsidiaries. Except as set forth on SCHEDULE 3.20(a)(ii) of the Disclosure Schedule, none of the Intellectual Property listed on SCHEDULE 3.20(a)(ii) of the Disclosure Schedule is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

                           (iii) SCHEDULE 3.20(a)(iii) of the Disclosure
Schedule sets forth all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or any of its Subsidiaries is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company or the applicable Subsidiary. Each of the Company and its Subsidiaries has performed all obligations imposed upon it thereunder, and neither the Company nor any of its Subsidiaries is, nor to the knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses listed on SCHEDULE 3.20(a)(iii) of the Disclosure Schedule are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                           (iv) To the knowledge of the Company, other than as
set forth on SCHEDULE 3.20(a)(iv) of the Disclosure Schedule, none of the Intellectual Property currently sold or licensed by the Company or any of its Subsidiaries to any Person or used by or licensed to the Company or the Subsidiary infringes upon or otherwise violates any Intellectual Property rights of others.

                           (v) Except as set forth on SCHEDULE 3.20(a)(v) of the

Disclosure Schedule, no litigation is pending and no Claim has been made against the Company or any of its Subsidiaries or, to the knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any of its Subsidiaries.

                           (b) Except as set forth on SCHEDULE 3.20(b) of the
Disclosure Schedule, to the knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

                           (c) No former employer of any employee of the Company
or any of its Subsidiaries, and no current or former client of any consultant of the Company or any of its Subsidiaries, has made a claim against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

                           (d) Except as set forth on SCHEDULE 3.20(d) of the
Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by, any license or other agreement requiring the payment by the Company or any of its Subsidiaries of any material royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company or the applicable Subsidiary.

                           (e) To the knowledge of the Company, no employee of
the Company or any of its Subsidiaries is in violation of any material Requirement of Law applicable to such employee in connection with his or her employment, or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or such Subsidiary.

                           (f) To the knowledge of the Company, none of the
Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or its Subsidiaries, except as required pursuant to the filing of a patent application by the Company or the applicable Subsidiary.

                           (g) It is not necessary for any of the Company's or
the Subsidiaries' business to use any Intellectual Property owned by any director, officer, employee or consultant of the Company or any of the Subsidiaries (or Persons the Company or any of the Subsidiaries presently intends to hire). To the Company's knowledge, at no time during the conception or reduction to practice of any of the Company's or the Subsidiaries' Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any third party that could have a material adverse effect on the Company's or the Subsidiaries' rights to its

Intellectual Property.

                           (h) All present employees of the Company have
executed and delivered proprietary invention agreements with the Company, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company.

                  3.21 YEAR 2000 COMPLIANCE. No material expenditure is required by the Company to make the Software used by the Company (other than Software of the Company's customers or third party Software used by the Company in providing consulting services to its customers in the ordinary course of the Company's business) (a) accurately process date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates; (b) function accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century; (c) respond to two (2) digit year date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner; and
(d) store and provide output of date information in ways that are unambiguous as to century.

                  3.22 NETWORK REDUNDANCY AND COMPUTER BACK-UP. Except as set forth on SCHEDULE 3.22 of the Disclosure Schedule,

                           (a) The server hardware and supporting equipment
(including communications equipment, terminals and hook-ups that interface with airline computer reservation systems) used in the Company's and Subsidiaries' services network provide redundancy and meet industry standards relating to high availability; and

                           (b) The Company and its Subsidiaries have made
back-ups of all material computer Software and databases utilized by them and maintain such Software and databases at a secure off-site location.

                  3.23 PRIVACY OF CUSTOMER INFORMATION. Neither the Company nor any of its Subsidiaries uses any of the customer information it receives through its website in an unlawful manner or in a manner violative of the rights of privacy of its customers. Each of the Company and its Subsidiaries has adequate security measures in place to protect the customer information it receives through its website from illegal use by third parties or use by third parties in a manner violative of the rights of privacy of its customers. Neither the Company nor any of its Subsidiaries represents to its customers that it assures complete security as to the customer information its receives through its website.

                  3.24 POTENTIAL CONFLICTS OF INTEREST. Except as set forth on
SCHEDULE 3.24 of the Disclosure Schedule, no officer, director or stockholder of the Company or any of its Subsidiaries, no spouse of any such officer, director or stockholder, and, to the knowledge of the Company, no relative of such spouse or of any such officer, director or stockholder and no Affiliate of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or its Subsidiaries has used, or that the Company or any of its Subsidiaries will use, in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

                  3.25 TRADE RELATIONS. There exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or any of its Subsidiaries, or the business of the Company or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers, including without limitation, Bear, Stearns & Co. Inc., whose purchases or inventories provided to the Company's or any of its Subsidiaries' business, or whose relationship with the Company or any of its Subsidiaries pursuant to a Contractual Obligation are individually or in the aggregate material to the Condition of the Company, and, to the Company's knowledge, there exists no present condition or state of fact or circumstances that could reasonably be expected to materially and adversely affect the Condition of the Company or prevent the Company or any of its Subsidiaries from conducting such business relationships or such business with any such customer, supplier or group of customers or suppliers in the same manner as heretofore conducted by the Company and its Subsidiaries.

                  3.26 OUTSTANDING BORROWING. SCHEDULE 3.26 of the Disclosure Schedule sets forth (a) the amount of all Indebtedness of the Company and its Subsidiaries as of the date hereof, (b) the Liens that relate to such Indebtedness and that encumber the Assets and (c) the name of each lender thereof.

                  3.27 INSURANCE. SCHEDULE 3.27 of the Disclosure Schedule lists all of the insurance policies held by or on behalf of the Company or its Subsidiaries, with the coverage amounts indicated thereon. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect and cover all risks associated with the Company's and the Subsidiaries' business that are customarily insured against in the industry in such amounts as are customary in the industry. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

                  3.28 ENVIRONMENTAL MATTERS. Each of the Company and its Subsidiaries is in compliance with all material applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the

Company's knowledge, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws which could reasonably be expected to result in a fine, penalty or other obligation, cost or expense that would have a material adverse effect on the Condition of the Company; and, to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws that would have a material adverse effect on the Condition of the Company.

                  3.29 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

                  3.30 DISCLOSURE.

                           (a) MATERIAL ADVERSE EFFECTS. There is no fact, which
the Company has not disclosed to the Purchasers in writing, which materially adversely affects, or insofar as the Company can reasonably foresee could materially adversely affect, the Condition of the Company or the ability of the Company to perform its obligations under this Agreement, any of the other Transaction Documents or any document contemplated hereby or thereby.

                  3.31 TRIBECA. There exists no continuing business relationship between the Company or any of its Subsidiaries and Tribeca Software Inc. ("Tribeca"), and neither the Company nor any of its Subsidiaries provides Tribeca or any of its affiliates with any administrative, management or financial service nor has any outstanding obligations towards Tribeca or any of its affiliates, except to the extent set forth on SCHEDULE 3.31 of the Disclosure Schedule.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

                  Each of the Purchasers hereby represents and warrants (severally as to itself and not jointly) to the Company as follows:

                  4.1 EXISTENCE AND POWER. Such Purchaser (a) is an individual, or an entity duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite legal, partnership or corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

                  4.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary legal, partnership or corporate action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof (unless such Purchaser is an individual), and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law or Orders applicable to such Purchaser.
                  4.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares and/or the Warrants) by such Purchaser of this Agreement and each of the other Transaction Documents to which such Purchaser is a party or the transactions contemplated hereby and thereby.

                  4.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents to which such Purchaser is a party have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  4.5 PURCHASE FOR OWN ACCOUNT. The Purchased Shares and/or the Warrants to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or the Warrants or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or the securities or "blue sky" laws of any state or foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or the Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares or the Warrants, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of legends on certificates representing all of its Purchased Shares, the Warrants, the Warrant Shares issuable upon exercise of its Warrant and shares of Common Stock issuable upon conversion of its Purchased Shares to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED MARCH 5, 1999, AMONG PREDICTIVE SYSTEMS, INC., GENERAL ATLANTIC PARTNERS 54, L.P., GAP COINVESTMENT PARTNERS II, L.P. AND THE STOCKHOLDERS NAMED THEREIN. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT. THE COMPANY WILL MAIL A COPY OF SUCH AGREEMENT, TOGETHER WITH A COPY OF THE EXPRESS TERMS OF THE SECURITIES AND THE OTHER CLASS OR CLASSES AND SERIES OF SHARES, IF ANY, WHICH THE COMPANY IS AUTHORIZED TO ISSUE, TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

                  4.6 RESTRICTED SECURITIES. Such Purchaser understands that the Purchased Shares and the Warrants will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein. Such Purchaser represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Such Purchaser further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information to such Purchaser's satisfaction.

                  4.7 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchasers, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchasers or any action taken by the Purchasers.

                                    ARTICLE 5

                         CONDITIONS TO THE OBLIGATION OF
                             THE PURCHASERS TO CLOSE

                  The obligation of the Purchasers to purchase the Purchased Shares and the Warrants, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

                  5.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company contained in Article 3 hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of Closing Date, as if made by the Company on and as of such date.

                  5.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied in all material respects with all of the agreements and conditions set forth herein that are required to be performed or complied with by it on or before the Closing Date.

                  5.3 OFFICER'S CERTIFICATE. The GAP Purchasers shall have received a certificate from the Company, in form and substance reasonably satisfactory to the GAP Purchasers, dated the Closing Date and signed by the Chairman of the Company and the Treasurer of the Company, certifying that (a) the representations and warranties of the Company contained in Article 3 hereof are true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified are true and correct in all respects) on and as of the Closing Date as if made by the Company on as of such date; and (b) the Company has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by it on or before the Closing Date.

                  5.4 SECRETARY'S CERTIFICATE. The GAP Purchasers shall have received a certificate from the Company, in form and substance reasonably satisfactory to the GAP Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, the By-laws and the resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

                  5.5 FILING OF CERTIFICATE OF INCORPORATION. The Certificate of Incorporation shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

                  5.6 DOCUMENTS. The GAP Purchasers shall have received true, complete and correct copies of such documents as they may reasonably request in connection with or relating to the sale of the GAP Purchased Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the GAP Purchasers.

                  5.7 STOCKHOLDERS AGREEMENT. The Company and the Stockholders shall have duly executed and delivered the Stockholders Agreement, substantially in the form attached hereto as EXHIBIT B.

                  5.8 REGISTRATION RIGHTS AGREEMENT. The Company and the Stockholders shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT C.

                  5.9 WARRANTS. The Warrants shall have been duly executed and the Company shall be prepared to deliver the Warrants to the GAP Purchasers upon payment therefor.

                  5.10 OPINION OF COUNSEL. The GAP Purchasers shall have received an opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company and the Subsidiary, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as EXHIBIT D.

                  5.11 PURCHASED SHARES. The Company shall be prepared to deliver, upon payment therefor, to the Purchasers certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto, registered in the name of such Purchaser, as applicable.

                  5.12 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company or the Subsidiary which are required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the GAP Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

                  5.13 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the GAP Purchasers, (a) prohibit or restrict (i) the purchase of the Purchased Shares or the Warrants or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares or the Warrants were to be purchased hereunder or (c) restrict the operation of the business of the Company or the Subsidiary as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

                  5.14 NO LITIGATION. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined, (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

                  5.15 BUDGETS. The GAP Purchasers shall have received external and internal budgets of the Company for fiscal year 1999, in form and substance reasonably satisfactory to the GAP Purchasers.

                  5.16 INDEBTEDNESS. The aggregate amount of Indebtedness of the Company and its Subsidiaries, collectively, as of the Closing Date shall be no more than $3,530,000.

                  5.17 RELATED TRANSACTIONS. The Company shall have delivered or made available for inspection to the GAP Purchasers copies of documentation reasonably satisfactory to the GAP Purchasers evidencing: (a) the consummation of the merger of Predictive Holdings Inc. ("Predictive Holdings") with and into the Company; (b) the redemption or conversion of all of the previously issued and outstanding shares of the old Series A Convertible Preferred Stock, par value $.001 per share of Predictive Holdings, into shares of Common Stock; (c) the six-for-one split of the shares Common Stock; and (d) the cancellation of
(i) the promissory note and the termination of the related revolving credit agreement, dated as of March 19, 1998, between the Company and PSoft, Inc. (predecessor in interest to Tribeca) for a maximum principal amount of $1,000,000, and (ii) the demand note of PSoft, Inc. (predecessor in interest to Tribeca), dated as of March 31, 1998, in favor of the Company in the principal amount of $130,000.


                                    ARTICLE 6

              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

                  The obligation of the Company to issue and sell the Purchased Shares and the Warrants and the obligation of the Company to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing
Date:

                  6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Article 4 hereof shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

                  6.2 COMPLIANCE WITH THIS AGREEMENT. Each of the Purchasers shall have performed and complied in all material respects with all of the agreements and conditions set forth herein that are required to be performed or complied with by such Purchaser on or before the Closing Date.

                  6.3 STOCKHOLDERS AGREEMENT. The Purchasers shall have duly executed and delivered the Stockholders Agreement, substantially in the form attached hereto as EXHIBIT B.

                  6.4 REGISTRATION RIGHTS AGREEMENT. The Purchasers shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT C.

                  6.5 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Company, (a) prohibit or restrict
(i) the sale of the Purchased Shares or the Warrants or (ii) the consummation of the transactions contemplated by this Agreement, or (b) subject the Company to any penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares or the Warrants were to be sold hereunder.

                  6.6 PAYMENT OF PURCHASE PRICE. Each Purchaser shall pay the aggregate purchase price for the Purchased Shares and/or the Warrants to be purchased by such Purchaser.


                                    ARTICLE 7

                                 INDEMNIFICATION


                  7.1 INDEMNIFICATION BY THE COMPANY. Except as otherwise provided in this Article 7, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the GAP Purchasers and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons

(each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims (including any Claim by a third party), damages, expenses or other liabilities (collectively, "Losses") incurred in any legal, administrative or other actions (including actions brought by the GAP Purchasers or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise), resulting from, arising out of or relating to any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents or any Indemnified Party's role therein; PROVIDED, HOWEVER, that the Indemnifying Party shall not be liable under this Section 7.1 to an Indemnified Party to the extent that it is finally judicially determined that such Losses resulted from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; and PROVIDED, FURTHER, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the amount paid or payable by such Indemnified Party as a result of any such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the GAP Purchasers on the one hand and the Company on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the GAP Purchasers in connection with the action or inaction which resulted in any such Loss. Each of the Company and the GAP Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7.1 were determined by pro rata or per capita allocation or by other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such reasonable expenses (including reasonable fees, disbursements and other charges of one law firm in any single jurisdiction incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) as they are incurred by such Indemnified Party; PROVIDED, HOWEVER, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and if an Indemnified Party is reimbursed hereunder for any expenses, then such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted from the willful misconduct or gross negligence of such Indemnified Party. Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to provide indemnification for Losses in respect of claims made under this Section 7.1 (i) unless the total of all such Losses shall exceed $500,000 in the aggregate, whereupon the full amount of such Losses shall be recoverable by the GAP Purchasers, and (ii) to the extent that the cumulative amounts paid by the Company hereunder exceed $18,425,000.

                  7.2 NOTIFICATION. Each Indemnified Party shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this
Article 7 unless, and only to the extent that, the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such omission. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel, the reasonable costs and expenses of which shall be borne by the Indemnifying Party, and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the GAP Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of all Indemnified Parties from all liability arising or that may arise out of such claim, action or proceeding, and does not include any admission of fault on behalf of any Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld. The parties agree and acknowledge that subsequent to the Closing, the indemnification rights provided in this Article 7 shall be the exclusive remedy of the parties hereto for breaches of this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article 7 should restrict or limit any rights that any Indemnified Party may have to seek equitable relief.


                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

                  The Company hereby covenants and agrees with the Purchasers as follows:

                  8.1 PRESERVATION OF EXISTENCE. The Company shall, and shall cause each of its Subsidiaries to:

                           (a) preserve and maintain in full force and effect
its existence and good standing under the laws of its jurisdiction of formation or organization where the failure to so preserve and maintain would have a material adverse effect on the Condition of the Company;

                           (b) preserve and maintain in full force and effect
all rights, privileges, qualifications, applications, licenses and franchises where the failure to so preserve and maintain would have a material adverse effect on the Condition of the Company;

                           (c) use its reasonable commercial efforts to preserve
its business organization;

                           (d) conduct its business in the ordinary course in
accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties so that the efficiency of its business operation shall be reasonably maintained and preserved;

                           (e) comply in all material respects with all
Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or its Subsidiaries or their respective business or property, where the failure to so comply would have a material adverse effect on the Condition of the Company; and

                           (f) file or cause to be filed in a timely manner all
reports, applications, estimates and licenses that shall be required by a Governmental Authority and that, if not timely filed, would have a material adverse effect on the Condition of the Company.

                  8.2 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each GAP Purchaser, in form and substance satisfactory to such GAP Purchaser:

                           (a) as soon as available, but not later than ninety
(90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year accompanied by the report of a nationally recognized independent certified public accounting firm reasonably satisfactory to the GAP Purchasers, which report shall state without qualification that such consolidated financial statements present fairly, in all material respects, the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP;

                           (b) commencing with the fiscal period ending on March
31, 1999, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated unaudited balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP;

                           (c) as promptly as practicable, but not later than
five (5) Business Days after a request by such GAP Purchaser, a certificate signed by the Chief Executive Officer of the Company that the Company is not a "foreign person" within the meaning of Section 1445 of the Code; and

                           (d) such other financial and operating data which are
customarily prepared by the Company, as the GAP Purchasers reasonably may request.

                  8.3 ANNUAL BUDGET. Not less than 30 days prior to the end of each fiscal year, the Company shall prepare and submit to its Board of Directors for its approval an operating budget of the Company for the next fiscal year.

                  8.4 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares as provided in the Certificate of Incorporation, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion or exercise, and, from the time when the number of Warrant Shares is ascertained (in accordance with the terms of the Warrants), shall reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon exercise of the Warrants, the maximum number of shares of Common Stock that may be issuable or deliverable upon such exercise. The shares of Common Stock reserved for issuance upon conversion of the Purchased Shares are duly authorized and, when issued or delivered in accordance with the Certificate of Incorporation or the terms thereof, as the case may be, and against payment therefor, shall be validly issued, fully paid and non-assessable. The shares of Common Stock to be reserved for issuance upon exercise of the Warrants will be duly authorized and, when issued or delivered in accordance with the Certificate of Incorporation and the Warrants or the terms thereof, as the case may be, and against payment therefor, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock in accordance with the terms of the Certificate of Incorporation or the terms thereof, as the case may be, and otherwise comply with the terms hereof and thereof.

                  8.5 INSURANCE. The Company shall maintain, and shall cause the Subsidiary to maintain, insurance with insurance companies or associations with a rating of "A" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to their respective locations.

                  8.6 BOOKS AND RECORDS. The Company shall keep, and shall cause the Subsidiary to keep, proper books of record and account, in accordance with GAAP consistently applied.

                  8.7 BACK-UPS OF COMPUTER SOFTWARE. The Company shall, and shall cause the Subsidiary to, make back-ups of all material computer software programs and databases and shall maintain such software programs and databases at a secure off-site location.

                  8.8 INSPECTION. The Company shall, and shall cause its Subsidiary to, permit a representative of the GAP Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company, PROVIDED that the Purchasers hereby agree to enter into a reasonably and mutually satisfactory agreement, as a condition to such visitations or inspections, pursuant to which such Purchasers shall agree to maintain the confidentiality of the corporate, financial and operating records and affairs of the Company.

                  8.9 CANCELLATION OF NOTES. The Company shall use its best efforts to cause the payment in full under and cancellation of the Notes secured by stock pledge agreements, dated August 11, 1998 (the "Notes"), of (a) Ronald
G. Pettengill, (b) Robert Belau, (c) Eric Meyer, (d) Donald Duffy and (e) Meyer, Duffy and Associates, L.P. (collectively the "Note Holders"), in favor of Predictive Holdings, predecessor in interest to the Company, by the Note Holders within three (3) Business Days of the Closing Date.

                  8.10 SHARE REPURCHASE. The Company shall begin and complete the Share Repurchase within three (3) Business Days of the Closing Date.

                  8.11 STOCKHOLDERS AGREEMENT. The Company shall use its good faith efforts to cause the stockholders listed on Schedule II to this Agreement (the "Group A Stockholders") to execute and deliver the Stockholders Agreement.

                  8.12 REGISTRATION RIGHTS AGREEMENT. The Company shall use its good faith efforts to cause the stockholders listed on Schedule II to this Agreement to execute and deliver the Registration Rights Agreement.

                  8.13 TRIBECA. The Company shall use its best efforts (i) by April 30, 1999 to receive fair market value compensation for certain payroll and other administrative functions (as set forth in Schedule 3.31 of the Disclosure Schedule) which it currently provides to Tribeca or to cease providing those functions; and (ii) by April 30, 1999 to receive fair market value compensation for Tribeca's leasing of equipment and rental of office space from the Company or to cease providing those functions.


                                    ARTICLE 9

                            TERMINATION OF AGREEMENT

                  9.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                           (a) at any time on or prior to the Closing Date, by
mutual written consent of the Company and the GAP Purchasers;

                           (b) at the election of the Company or the GAP
Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time, on March 8, 1999, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the GAP Purchasers; PROVIDED, HOWEVER, (i) that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date, and (ii) if the failure of the Closing to occur on or before such date has been caused by or resulted from the Company's inability to obtain any consents required under Section 5.13, then the Company may not elect to terminate this Agreement under this Section 9.1(b) until after 5:00 p.m., New York time, on March 22, 1999;

                           (c) at the election of the Company, if there has been
a material breach of any representation, warranty, covenant or agreement on the part of any GAP Purchaser contained in this Agreement, which breach has not been cured within five (5) Business Days of notice to the GAP Purchasers of such breach; or

                           (d) at the election of the GAP Purchasers, if there
has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within five (5)

Business Days notice to the Company of such breach.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

                  9.2 SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; except for the provisions of Article 1, and this Section 9.2; PROVIDED that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a) or Section 9.1(b) and (b) nothing shall relieve any party from any liability for actual damages resulting from a termination of this Agreement pursuant to Section 9.1(c) or 9.1(d); and PROVIDED, FURTHER, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages resulting from any legal action relating to this Agreement or any termination of this Agreement.


                                   ARTICLE 10

                                  MISCELLANEOUS

                  10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is sixty (60) days after the receipt by the GAP Purchasers of audited financial statements of the Company for the fiscal year ending December 31, 1999 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (a) Sections 3.1, 3.2, 3.4, 3.7, 3.15, 3.21, 4.1, 4.2,
4.4 and 4.6, which representations and warranties shall survive until the earlier to occur of the Initial Public Offering and the second anniversary of the Closing Date, and (b) Section 3.12, which shall survive until the later to occur of (x) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (y) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 3.12 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

                  10.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (a       if to the Company, to:

                                    Predictive Systems, Inc.
                                    145 Hudson Street
                                    Sixth Floor
                                    New York, NY  10013
                                    Telecopy:       (212) 219-4499
                                    Attention:      Ron Pettengill
                                                    Robert Belau

                                    with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    1633 Broadway
                                    47th Floor
                                    New York, New York  10019
                                    Telecopy:       (212) 586-7878
                                    Attention:      Alexander D. Lynch, Esq.

                           (b       if to GAP LP or GAP Coinvestment, to:

                                    c/o General Atlantic Service Corporation
                                    3 Pickwick Plaza
                                    Greenwich, Connecticut 06830
                                    Telecopy:       (203) 622-8818
                                    Attention:      Peter L. Bloom
                                                    Mark J. Lotke

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Telecopy:       (212) 757-3990
                                    Attention:      Matthew Nimetz, Esq.

                           (c       if to any of the Other Purchasers, to:

                                    Brobeck, Phleger & Harrison LLP
                                    1633 Broadway
                                    47th Floor
                                    New York, New York  10019
                                    Telecopy:       (212) 586-7878
                                    Attention:      Alexander D. Lynch, Esq.

                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

                  10.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the GAP Purchasers may assign any of its rights under any of the Transaction Documents to any of its Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the GAP Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  10.4 AMENDMENT AND WAIVER.

                           (a   No failure or delay on the part of the Company

or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                           (b   Any amendment, supplement or modification of or
to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the holders of a majority of the Purchased Shares from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the holders of a majority of the Purchased Shares. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  10.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

                  10.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  10.9 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  10.10 FEES. Upon the Closing, the Company shall reimburse the GAP Purchasers for their reasonable fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement, provided that the amount of such reimbursement shall not exceed $50,000.

                  10.11 PUBLICITY. Except as may be required by applicable Requirement of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that nothing in this Agreement shall restrict any Purchaser from disclosing information (a) that is already publicly available; (b) to the prospective transferee in connection with any contemplated transfer of any of the Purchased Shares; and (c) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with such Purchaser's investment in the Company. GAP LLC may disclose on its worldwide web page, www.gapartners.com, the name of the Company, its address, the identity of the Chief Executive Officer, a description of the Company's business and the aggregate dollar amount invested by the GAP Purchasers in the Company. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties a reasonable opportunity to comment thereon.

                  10.12 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person, and otherwise fulfilling, or causing the fulfillment of, the conditions to Closing set forth in Articles 5 and 6) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Stock and Warrant Purchase Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                                    PREDICTIVE SYSTEMS, INC.


                                    By: /s/ Ronald Pettengill
                                         Name:  Ronald Pettengill
                                         Title: Chief Executive Officer


                                    GENERAL ATLANTIC PARTNERS 54, L.P.

                                    By:      GENERAL ATLANTIC PARTNERS, LLC,
                                             its General Partner


                                             By: /s/ Thomas J. Murphy
                                                  Name:  Thomas J. Murphy
                                                  Title: Attorney in-fact


                                    GAP COINVESTMENT PARTNERS II, L.P.


                                    By: /s/ Thomas J. Murphy
                                         Name:  Thomas J. Murphy
                                         Title: Attorney in-fact

                                            BROBECK, PHLEGER & HARRISON LLP


                                            By: /s/ Alexander D. Lynch
                                                 Name:  Alexander D. Lynch
                                                 Title: Partner


                                            /s/ Alexander D. Lynch
                                            Alexander Lynch


                                            /s/ Babak Yaghmaie
                                            Babak Yaghmaie


                                            /s/ Nigel Howard
                                            Nigel Howard